EXHIBIT 10.1

TERM PROMISSORY NOTE AND SECURITY AGREEMENT

US$5,000,000	New York, New York
March 6, 2019

FOR VALUE RECEIVED, the undersigned, ASPEN GROUP, INC., a Delaware corporation having its principal place of business at 276 Fifth Avenue, Suite 505, New York, New York 10001 (“Maker”), HEREBY PROMISES TO PAY as and when due from time to time in accordance with the terms of this term promissory note and security agreement (this “Note”), whether at its stated Maturity (as defined below) or by acceleration or otherwise, TO THE ORDER OF _______________________________ whose address is c/o _____________________________________ (together with its successors and permitted assigns, “Payee”), at Payee’s address above or at such other place as may be designated from time to time in writing by Payee, in lawful money of the United States of America (“US$” and “U.S. dollars”) and in immediately available funds, IN FULL without deduction, reduction, offset or counterclaim, (i) the principal sum of FIVE MILLION U.S. DOLLARS (US$5,000,000) or such lesser principal amount as shall then be outstanding under this Note,  (ii) all interest accrued and unpaid on the principal amount of this Note outstanding from time to time, calculated at the Applicable Rate (as defined below) from time to time in effect for the period from and including the date of this Note through the date on which such principal sum and all such accrued interest are paid in full, and (iii) all other amounts, if any, then due and owing under this Note.

Maker shall pay interest monthly on the principal amount of this Note outstanding from time to time, calculated at the Applicable Rate from time to time in effect for the period from and including the date of this Note through the date on which all amounts owing under this Note are paid or repaid, as the case may be, in full, computed daily (on the basis of actual days elapsed in a 365-day year) and payable monthly (and when this Note shall fall due, whether at stated Maturity, by acceleration or otherwise) by not later than the third (3rd) Business Day (as defined below) of each month.  For all purposes of this Note, the “Applicable Rate” shall equal twelve percent (12%) per annum; provided, however, that in the event that any amount (whether of principal, interest or otherwise) payable under this Note is not paid in full as and when due in accordance with the terms of this Note (whether at stated Maturity, by acceleration, or otherwise in accordance with such terms), then the Applicable Rate shall increase to eighteen percent (18%) per annum.

The stated maturity of this Note (its “Maturity”) shall be September 5, 2020; provided, however, that such Maturity date may, at Maker’s election (exercisable (i) upon at least thirty (30) days’ prior written notice thereof to Payee and upon Maker’s payment to Payee, at the time of such notice, of an extension fee (a “Maturity Extension Fee”) equal to fifty thousand U.S. dollars (US$50,000), and (ii) if and only if no Acceleration Event (as defined below) shall have occurred on or prior to the date of such election notice), be extended to September 5, 2021; provided, further, that notwithstanding anything to the contrary contained in this Note, upon the

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occurrence of any of the events specified in subparagraphs (a) through (c) immediately below (each, an “Acceleration Event”), the entire principal amount outstanding of this Note, and all interest and other amounts accrued and unpaid thereon or hereunder, shall automatically, without protest, presentment, petition, demand, or other notice, declaration, act or instrument of, by or from Payee or any other person (all of which are hereby expressly and irrevocably waived by Maker), and for all purposes, be accelerated and become immediately due and payable, in full, to Payee:

(a)

If Maker shall: (i) fail to make any payment owing to Payee hereunder in full when due in accordance with the terms of this Note, which failure shall continue uncured for a period of at least three (3) Business Days; (ii) fail to make any payment owing to any other lender in full when due in accordance with the terms governing such loan; or (iii) directly or indirectly, so long as any principal, interest or other amount remains outstanding hereunder (whether or not then due and owing), make or propose to make any dividend payment (except for dividends payable in common stock or in rights to buy common stock) or other cash-flow distribution to any of Maker’s shareholders or other stakeholders (except for non-dividend payments to students or employees in the ordinary course of business), or any payment of principal, interest or any other amount in respect of any other indebtedness (whether secured or unsecured) owing to any individual, entity or other person (other than Payee), except for Permitted Indebtedness (as defined below). “Permitted Indebtedness” shall mean (w) the indebtedness evidenced by that certain amended and restated revolving promissory note and security agreement dated November 5, 2018, in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to ____________________________________, including, without limitation, all principal thereof and accrued and unpaid interest and Commitment Fee (as defined therein) thereon; (x) the indebtedness evidenced by this Note, including, without limitation, all principal thereof and accrued and unpaid interest thereon; (y) the indebtedness evidenced by that certain term promissory note and security agreement of even date herewith in the face amount of five million U.S. dollars (US$5,000,000) issued by Maker to __________________________________________, including, without limitation, all principal thereof and accrued and unpaid interest thereon; and (z) unsecured trade indebtedness (not to exceed five hundred thousand U.S. dollars (US$500,000) at any one time outstanding) in respect of equipment and/or software and software systems purchase money financing or capital leases incurred by Maker in the ordinary course of business; or

(b)

If Maker or any affiliated entity (each, an “Affiliate”) shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts as they mature; (iii) commence, or file any petition or answer under, any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (iv) apply for or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; (v) make a general assignment for the benefit of its creditors, or effect a plan in bankruptcy or other similar arrangement with its creditors; (vi) admit the material allegations of a petition filed against it in any bankruptcy, liquidation, reorganization, arrangement, insolvency or other proceeding, whether federal or state, relating to the relief of debtors; (vii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any

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proceeding under any such law, or if action shall be taken by it for the purpose of effecting any of the foregoing; (viii) be adjudicated a bankrupt or insolvent; or (ix) take action to effectuate any of the foregoing; or

(c)

If: (i) involuntary proceedings or any involuntary petition shall be commenced or filed against Maker or any Affiliate under any bankruptcy, insolvency or similar law, seeking the appointment of a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, and such proceedings or petition shall not be dismissed or vacated within thirty (30) days after its commencement or filing; (ii) any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial portion of Maker’s or any Affiliate’s properties or assets, and any such proceedings, petition, writ, judgment, warrant, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after its commencement, filing or levy; or (iii) an order, judgment or decree shall be entered, without the application, approval or consent of Maker or any Affiliate, with respect to Maker or any Affiliate or a substantial portion of its assets or properties, appointing a receiver, trustee, custodian or liquidator for Maker or any Affiliate or a substantial portion of Maker’s or any Affiliate’s property, assets or business, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment, decree or appointment shall continue unstayed and in effect for a period of thirty (30) days.

Maker and Payee hereby agree that any and all indebtedness incurred by Maker (whether prior to, contemporaneous with, or subsequent to the date of this Note), other than Permitted Indebtedness, shall be fully and contractually subordinated in all respects (including, without limitation, in right and priority of payment and repayment of principal, interest, and all fees and other amounts) to Maker’s indebtedness and payment obligations under this Note.

Maker may prepay all or any portion of the principal amount outstanding under this Note at any time, without premium or penalty, subject to the terms of this Note; provided, however, that any prepayment of principal hereunder shall be accompanied by Maker’s payment of all accrued and unpaid interest outstanding hereunder at the time.  Payments received by Payee under this Note shall be applied in the following order: first, to the payment of all collection and enforcement expenses, if any, incurred by Payee in collecting and enforcing Maker’s obligations hereunder; second, to the payment of any Maturity Extension Fee payable by Maker to Payee hereunder; third, to the payment of all interest accrued and owing hereunder through the date of such payment; and fourth, to the repayment of the principal amount outstanding of this Note.  Notwithstanding the foregoing or anything else herein contained to the contrary, Maker and Payee are parties to that certain Intercreditor Agreement dated March 6, 2019, among each of them, _____________ (solely in his capacity as “Servicing Lender” (as defined therein)), and ________________________ (the “Intercreditor Agreement”), and any such payments received by Payee under this Note are subject to the terms of the Intercreditor Agreement.

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the outstanding principal balance of this Note at a rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate that Maker is permitted by law to contract or agree to pay.  If, by the terms of this Note, Maker is at any time required or obligated to pay interest on the outstanding principal balance of

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this Note at a rate in excess of such maximum rate, the Applicable Rate shall be deemed, without further act or instrument, to be immediately reduced to such maximum rate; and if and to the extent any payments in excess of such maximum permitted amount are received by Payee, such excess shall be considered repayments in respect of the principal amount outstanding of this Note.

In the event that Maker fails to pay any amount owing by it hereunder in full when due (whether on any interest payment date, at stated Maturity, by acceleration or otherwise), Maker agrees to promptly pay all of Payee’s costs and expenses incurred in attempting or effecting collection hereunder or the enforcement of this Note, including, without limitation, all attorneys’ fees and related charges, as and when incurred by Payee, whether or not any action, suit or proceeding is instituted for collection or for the enforcement of this Note; and all such costs and expenses of collection and enforcement shall be added to the principal amount outstanding of this Note and shall, if not promptly paid in full by Maker as and when incurred by Payee, bear interest at the Applicable Rate until paid in full.

If any payment hereunder shall be due on a Saturday, a Sunday, or a public or bank holiday in the State of New York (any other day, a “Business Day”), such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of interest hereunder. Each payment hereunder shall be made in lawful money of the United States of America and in immediately available funds, prior to 12:00 noon Eastern Time on the due date thereof; any payment made after such time shall be deemed to have been made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest hereunder.

Maker’s obligations under this Note are absolute and unconditional, notwithstanding the existence or terms and conditions of, or any reference herein to, any other document or agreement, and are not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.  Maker hereby expressly and irrevocably waives (i) presentment, demand for payment, notice of dishonor, protest, notice of protest, and every other form of notice whatsoever with respect to this Note, (ii) any right it may have to demand a jury trial with respect to the enforcement of, or any controversy arising under or relating to, this Note, (iii) any right to offset any amounts payable hereunder against, or to submit any counterclaims in respect of, any obligations of Payee to Maker, and (iv) all rights to the benefits of any statute of limitations and any moratorium, appraisement or exemption now provided, or which may hereafter be provided, by any federal or state statute, including, without limitation, exemptions provided by or allowed under the Bankruptcy Code of 1978 (11 U.S.C.), as amended, or under common law, as to both Maker itself and all of its properties and assets, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof and thereof.  The illegality or unenforceability in whole or in part of, or the default by any party under, any other document or agreement shall not constitute a defense to any claim by Payee for the payment or repayment, as the case may be, of principal, interest or any other amount hereunder.

THIS NOTE CREATES A LIEN ON, AND GRANTS A SECURITY INTEREST IN, THE COLLATERAL DESCRIBED ON THE ATTACHED EXHIBIT A, AND IT SHALL

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CONSTITUTE A SECURITY AGREEMENT UNDER THE NEW YORK UNIFORM COMMERCIAL CODE (“UCC”) OR ANY OTHER LAW APPLICABLE TO THE CREATION OF LIENS ON PERSONAL PROPERTY AND COLLATERAL.  MAKER COVENANTS AND AGREES THAT THE SERVICING LENDER MAY FILE AND REFILE SUCH UCC AND OTHER FINANCING STATEMENTS, CONTINUATION STATEMENTS OR OTHER DOCUMENTS AS THE SERVICING LENDER SHALL DEEM NECESSARY OR APPROPRIATE FROM TIME TO TIME WITH RESPECT TO SUCH COLLATERAL.  DURING THE CONTINUANCE OF AN ACCELERATION EVENT, THE SERVICING LENDER SHALL, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES SET FORTH IN THIS NOTE, HAVE ALL RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE NEW YORK UCC.  WITH RESPECT TO ANY PRIVATE SALE OF SUCH COLLATERAL, MAKER SHALL BE ENTITLED TO RECEIVE AT LEAST THIRTY (30) DAYS’ PRIOR WRITTEN NOTICE.

Maker and its undersigned wholly-owned subsidiaries, for good and valuable consideration, including, without limitation, the aggregate sum loaned by Payee to Maker in connection with, and as evidenced by, this Note, do hereby grant and pledge unto the Servicing Lender, as agent, for the benefit of Payee, as a secured party, a security interest in, lien on, and pledge of the collateral described on the attached Exhibit A, as applicable (the “Collateral”).  With respect to such security interest, lien and pledge, Maker and such subsidiaries hereby represent, warrant, covenant and agree that:

(i)

they, as applicable, own the Collateral free and clear of any lien, security interest, charge or encumbrance (except such thereof as are created hereby or in respect of other Permitted Indebtedness), and that no UCC or other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office (except in respect of Permitted Indebtedness);

(ii)

they shall not make any further assignment or pledge of all or any part of the Collateral or create any further lien thereon or security interest therein (except such thereof as are created hereby or in respect of other Permitted Indebtedness), nor permit their rights therein to be reached by attachment, levy, garnishment or other judicial process;

(iii)

as of date hereof, the name (within the meaning of Section 9-503 of the UCC), jurisdiction of organization, type of entity and organizational number of the Maker and each applicable subsidiary is set forth on Schedule 1 attached hereto;

(iv)

no authorization, approval or other action is necessary by any governmental authority, regulatory body or other entity or individual for the granting and pledging of the lien on and security interest in the Collateral created hereby;

(v)

they shall keep accurate and complete records and accounts concerning the Collateral;

(vi)

they shall defend the title to the Collateral against all persons, and against all claims and demands, as necessary to keep the Collateral free and clear of any and all liens,

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security interests, claims, charges, encumbrances, taxes and assessments (except such thereof as are created hereby or in respect of other Permitted Indebtedness);

(vii)

they shall promptly notify the Servicing Lender in writing of any litigation, governmental investigations or other prosecutions involving the Collateral;

(viii)

they shall deliver a springing deposit account control agreement (the “Control Agreement”) with respect to each deposit account and securities account (other than (a) any deposit account the funds in which are used exclusively for payroll, payroll taxes and other employee wage and benefit payments, (b) any deposit account the funds in which are in trust for any third parties or any other trust accounts, escrow accounts and fiduciary accounts, (c) any deposit account that is a zero-balance disbursement account and (d) any account specifically and exclusively used to hold “Title IV, HEA program funds” on behalf of Maker or any applicable subsidiary pending disbursement of such funds to, or on behalf of, eligible students under the terms of 34 C.F.R. Section 668.163 (collectively, “Excluded Accounts”)) owned by the Maker or its applicable subsidiary as of or after the date hereof, effective to grant “control” (within the meaning of Articles 8 and 9 under the UCC) over such account to the Servicing Lender, provided that it is agreed and understood that (A) with respect to deposit accounts and securities accounts (other than Excluded Accounts) of Maker or its applicable subsidiary existing on the date hereof, Maker or its applicable subsidiary shall comply with the provisions of this clause (viii) on the date hereof, and (B) with respect to deposit accounts and securities accounts (other than Excluded Accounts) acquired by, or opened in the name of, Maker or its applicable subsidiary after the date hereof, Maker or its applicable subsidiary shall have until the date that is thirty (30) days (or such longer period, if any, to which the Servicing Lender may agree in his sole and absolute discretion) following the date of such opening or acquisition to comply with the provisions of this clause (viii).  Set forth on Schedule 2 attached hereto is a listing of all of Maker’s and its applicable subsidiaries' deposit accounts and securities accounts (other than Excluded Accounts) as of the date hereof, including, with respect to each bank, the name and address of such bank and the account numbers of the deposit accounts and securities accounts maintained with such bank;

(ix)

except for the security interest created hereby or in respect of other Permitted Indebtedness, (a) Maker is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all liens, of the equity interests indicated on Schedule 3 attached hereto (collectively, the “Pledged Interests”) as being owned by Maker, and (b) all of the Pledged Interests are duly authorized, validly issued, and, to the extent applicable, fully paid and non-assessable, and constitute the percentage of the issued and outstanding equity interests of the subsidiaries of Maker identified on said Schedule 3.  With respect to any Pledged Interest which is not certificated, Maker hereby agrees (A) to comply with all instructions from the Servicing Lender without requiring Maker’s further consent and (B) not to take any action to cause any such uncertificated Pledged Interest to become certificated unless Maker promptly notifies the Servicing Lender in writing of Maker’s election to do so and, in that event, promptly (and in any case within five (5) days of such election) delivers to the Servicing Lender the original certificate representing such Pledged Interest accompanied by undated instruments of transfer or assignment duly executed in blank;

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(x)

they shall take all such further action as may be reasonably necessary or requested by the Servicing Lender in order to perfect and protect the lien, pledge and security interest created hereby; and

(xi)

all items of Collateral described in paragraphs 1 through 3 on the attached Exhibit A have been duly and validly authorized and issued, and are fully paid and non-assessable.

During the continuance of an Acceleration Event, the Servicing Lender shall have the right to pursue all of his legal rights and remedies at law, in equity, or in other appropriate proceedings, including, without limitation, all rights and remedies available to a secured party under the New York UCC or under the laws (including, without limitation, the UCC) of each other jurisdiction where the Collateral, or any portion of it, is located.  So long as there is no Acceleration Event hereunder, Maker shall be entitled (i) to exercise its voting and other consensual rights with respect to the Collateral described in paragraphs 1 through 3 on the attached Exhibit A and otherwise exercise the incidents of ownership thereof, and (ii) to receive dividends or other distributions made with respect to such Collateral.

All notices, demands or other communications (collectively, “notices”) relating to any matter set forth herein shall be in writing and made, given, served or sent (collectively, “delivered”) by (i) certified mail (return receipt requested) or (ii) reputable commercial overnight courier service (Federal Express, UPS or equivalent that provides a receipt) for next-business-morning delivery, in each case with postage thereon prepaid by sender and addressed to the intended recipient at its address set forth in the first paragraph of this Note (or at such other address as the intended recipient shall have previously provided to the sender in the same manner herein provided).  Any such notice sent as so provided shall be deemed effectively delivered (x) on the third Business Day after being sent by certified mail, (y) on the next business morning if sent by overnight courier for next-business-morning delivery or (z) on the day of its actual delivery to the intended recipient (as shown by the return receipt or proof-of-delivery), whichever is earlier.

This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the parties’ actual states of residence or legal domicile if outside that state and without reference to any conflict of laws or similar rules that might otherwise mandate or permit the application of the laws of any other jurisdiction.  Any action, suit or proceeding relating to this Note shall be brought exclusively in the courts of New York State sitting in the Borough of Manhattan, New York City, or in U.S. District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, Maker hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

No right or remedy conferred upon Payee or the Servicing Lender, as applicable, under this Note is intended to be exclusive of any other right or remedy available to Payee or the

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Servicing Lender, whether at law, in equity, by statute or otherwise, but shall be deemed cumulative with all such other rights and remedies.  Without limiting the generality of the foregoing, if this Note and all amounts (whether of principal, interest or otherwise) accrued hereunder shall not be paid in full when due (whether on any interest payment date, at stated Maturity, by acceleration or otherwise), Payee and the Servicing Lender shall be free to enforce their rights and remedies against Maker as Payee and the Servicing Lender, as applicable, may see fit under the circumstances, in no particular order or priority.  No failure to exercise, or any delay in exercising, by Payee or the Servicing Lender, as applicable, any of their rights or remedies hereunder shall operate as a waiver thereof.  A waiver by Payee or the Servicing Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to Payee’s or the Servicing Lender’s exercise of that same or of any other right or remedy which Payee or the Servicing Lender, as applicable, would otherwise have on any future occasion.  No forbearance, indulgence, delay or failure by Payee or the Servicing Lender to exercise any of their rights or remedies with respect to this Note, nor any course of dealing between Maker, on the one hand, and Payee or the Servicing Lender, as applicable, on the other hand, shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  Payee and the Servicing Lender shall not, by any course of dealing, indulgence, omission, or other act (except a further instrument signed by the Servicing Lender) or failure to act, be deemed to have waived any right or remedy hereunder, or to have acquiesced in any Acceleration Event or in any breach of any of the terms of this Note.  No modification, rescission, waiver, forbearance, release or amendment of any term, covenant, condition or provision of this Note or any of Maker’s obligations hereunder shall be valid or enforceable unless made and evidenced in writing, expressly referring to this Note and signed by both Maker and the Servicing Lender.

The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law in any circumstance, such unenforceability or invalidity shall not affect the enforceability or validity of such term, covenant, condition or provision in any other circumstance, or render any other term, covenant, condition or provision of this Note unenforceable or invalid.

Payee may assign its rights under this Note to any related or affiliated person or entity upon three (3) Business Days’ prior notice to Maker; and Maker’s obligations hereunder shall inure to the benefit of Payee and each of Payee’s successors and permitted assigns, and shall be binding for all purposes on Maker and its successors-in-interest.  No assignment, delegation or other transfer of Maker’s rights or obligations hereunder shall be made or be effective absent Payee’s prior, written consent thereto.

Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the words "Payee" and "Maker" shall include their respective successors and permitted assigns.

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IN WITNESS WHEREOF, each of Maker and its wholly-owned subsidiaries party hereto has duly executed and delivered this Note on the day and year first written above.

MAKER

ASPEN GROUP, INC.

By___________________________

     Michael Mathews

     Chairman and Chief Executive Officer

SUBSIDIARIES

UNITED STATES UNIVERSITY, INC.,

a Delaware corporation

By______________________________

     Michael Mathews

     Chief Executive Officer

ASPEN UNIVERSITY INC.,

a Delaware corporation

By______________________________

     Michael Mathews

     Chief Executive Officer

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EXHIBIT A – COLLATERAL

Unless otherwise defined in that certain Term Promissory Note and Security Agreement dated March 6, 2019, in the principal face amount of US$5,000,000 in favor of _______________ to which this Exhibit A is attached (the “Note”), capitalized terms used herein shall have the same respective meanings ascribed to such terms under the Uniform Commercial Code (“UCC”) as in effect in the State of New York.

1.

All Accounts of Aspen University Inc., a Delaware corporation, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, together with all warranties, increases, renewals, additions and accessions thereto, substitutions therefor, and replacements, cash and proceeds thereof.

2.

All Accounts of United States University, Inc., a Delaware corporation, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, together with all warranties, increases, renewals, additions and accessions thereto, substitutions therefor, and replacements, cash and proceeds thereof.

3.

All of Aspen Group, Inc.’s right, title and interest in and to: (a) its Deposit Accounts (other than Excluded Accounts (as defined in the Note)), up to the aggregate amount from time to time due and owing to Payee under the Note; and (b) the common stock and other equity interests of Aspen University Inc., a Delaware corporation, and United States University, Inc., a Delaware corporation, together with (i) all “investment property” as such term is defined in the UCC with respect to such stock and equity interests, (ii) any “security entitlement” as such term is defined in the UCC with respect to such stock and equity interests, (iii) all books and records relating to the foregoing, and (iv) all Accessions and Proceeds of such stock and equity interests, including, without limitation, all distributions (cash, stock or otherwise), dividends, stock dividends, securities, cash, instruments, rights to subscribe, purchase or sell, and other property, rights and interest that Maker is at any time entitled to receive or is otherwise distributed in connection with such stock and equity interests.

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Schedule 1

Entity Name	Jurisdiction of Formation	Type of Entity	Organizational Number
Aspen Group, Inc.	Delaware	Corporation	5107517
Aspen University Inc.	Delaware	Corporation	3115429
United States University, Inc.	Delaware	Corporation	6408678

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Schedule 2

Entity	Name and Address of Institution Maintaining Account	Account Number	Type of Account
Aspen University Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022		Operating
Aspen Group, Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022		Operating
United States University, Inc.	Citibank 153 E. 53rd Street, 21st Fl New York, NY 10022		Operating

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Schedule 3

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Certificate Number	Class of Interests	Percentage of Class Owned
Aspen Group, Inc.	United States University, Inc.	100	N/A	Common	100%
Aspen Group, Inc.	Aspen University Inc.	100	N/A	Common	100%

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